EXHIBIT 2.2
EXECUTION VERSION

AMENDMENT NO. 1 TO
AGREEMENT AND PLAN OF MERGER
August 22, 2018
This Amendment No. 1, dated as of August 22, 2018 (this “Amendment”), to the Agreement and Plan of Merger, dated as of June 28, 2018 (the “Agreement”) is being entered into by and between SYNNEX Corporation (“Parent”), a Delaware corporation, Delta Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of SYNNEX (“Merger Sub I”), Concentrix CVG Corporation, a Delaware corporation and a wholly owned subsidiary of SYNNEX (“Merger Sub II”), and Convergys Corporation, an Ohio corporation (the “Company”). Capitalized terms not defined herein shall have the meanings given in the Agreement.

RECITALS

WHEREAS, Merger Sub II was initially formed as a Delaware limited liability company under the name of Delta Merger Sub II, LLC, and on August 21, 2018, converted into a Delaware corporation and changed its name to Concentrix CVG Corporation, and so the parties desire to enter into this Amendment to revise the Agreement to take into account such conversion; and

WHEREAS, pursuant to Section 8.11 of the Agreement, the Agreement may be amended if such amendment is in writing and signed by the Company, Parent and each Merger Sub.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises set forth herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the undersigned parties, hereby intending to be legally bound, agree to amend the Agreement as set forth below.

AGREEMENT

1.Amendment.
(a)    All references in the Agreement to “Delta Merger Sub II, LLC” or “Delta Merger Sub II, LLC, a Delaware limited liability company” are hereby replaced with “Concentrix CVG Corporation” or “Concentrix CVG Corporation, a Delaware corporation”, as applicable, and the definition of “Merger Sub II” shall mean Concentrix CVG Corporation.
(b)    All references in the Agreement to the Delaware Limited Liability Company Act or the “DLLCA” are hereby replaced with the Delaware General Corporation Law or DGCL, as applicable.
(c)    The sixth recital shall be amended and restated in its entirety to read as follows:
“WHEREAS, the Board of Directors of Merger Sub II has (a) determined that the transactions contemplated by this Agreement, including the Mergers, are advisable, fair to and in the best interests of Merger Sub II and its sole stockholder, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers and (c) resolved to recommend that the sole stockholder of Merger Sub II adopt this Agreement;”
(d)    Section 1.5(b) is hereby amended and restated in its entirety to read as follows:
“At the effective time of the Subsequent Merger, (i) the certificate of incorporation of Merger Sub II, as in effect immediately prior to the effective time of the Subsequent Merger, shall be the certificate of incorporation of the Surviving Company and (ii) the bylaws of Merger Sub II, as in effect immediately prior to the effective time of the Subsequent Merger, shall be the bylaws of the Surviving Company, in each case until thereafter amended in accordance with the provisions thereof and applicable Law provided that, unless otherwise prohibited by Law, the certificate of incorporation and bylaws of the Surviving Company shall contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are currently set forth in the articles of incorporation and code of regulations of the Company.”
(e)    Section 1.6 is hereby amended so that the following sentence is appended thereto:
“The directors of Merger Sub II immediately prior to the Effective Time shall be the initial directors of the Surviving Company in the Subsequent Merger and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.”
(f)    Section 1.7(b) is hereby amended and restated in its entirety to read as follows:
“(b) the officers of Merger Sub II immediately prior to the Effective Time shall be the initial officers of the Surviving Company until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of Merger Sub II and the DGCL.”
(g)    Section 2.4 is hereby amended and restated in its entirety to read as follows:
“Effect of the Subsequent Merger on Capital Stock. At the effective time of the Subsequent Merger, by virtue of the Subsequent Merger and without any action on the part of Parent, the Company, Merger Subs or any holder of common shares of Merger Sub I or common stock of Merger Sub II, each common share, no par value, of the Company as the surviving corporation in the Initial Merger issued and outstanding immediately prior to the effective time of the Subsequent Merger shall be converted into and become one share of common stock of the Surviving Company, and each share of common stock of Merger Sub II issued and outstanding immediately prior to the effective time of the Subsequent Merger shall remain outstanding as a share of common stock of the Surviving Company.”
(h)    Section 4.1(a) is hereby amended and restated in its entirety to read as follows:
“Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Merger Sub I is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Merger Sub II is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and each Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.”
(i)    Section 4.1(c) is hereby amended and restated in its entirety to read as follows:
“Parent has made available to the Company prior to the date of this Agreement a true and complete copy of Parent’s certificate of incorporation and bylaws, Merger Sub I’s certificate of incorporation and bylaws and Merger Sub II’s certificate of incorporation and bylaws (collectively, the “Parent Organizational Documents”), in each case, as amended through the date hereof. The Parent Organizational Documents are in full force and effect, and Parent is not in material violation of any of their provisions.”
(j)    Section 4.3(a) is hereby amended and restated in its entirety to read as follows:
“Each of Parent and each Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of the Parent Share Issuance by a majority of the votes cast by holders of outstanding shares of Parent Common Stock (the “Parent Stockholder Approval”), to consummate the transactions contemplated hereby, including the Mergers. The execution, delivery and performance by Parent and each Merger Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby, including the Mergers, have been duly and validly authorized by the Parent Board and the Board of Directors of each Merger Sub and, except for the adoption of this Agreement by Parent, as the sole stockholder of Merger Sub I and as the sole stockholder of Merger Sub II (which such adoption shall occur immediately following the execution of this Agreement), the Parent Stockholder Approval and the filing of the Initial Certificates of Merger and the Subsequent Certificates of Merger with the Secretary of State of the State of Ohio and the Secretary of State of the State of Delaware, no other corporate action or proceedings on the part of Parent or either Merger Sub, or other vote of Parent’s stockholders, or the Merger Subs’ sole stockholders, are necessary to authorize the execution and delivery by Parent and Merger Subs of this Agreement or the consummation of the transactions contemplated hereby, including the Mergers. (i) The Parent Board has (A) determined that the transactions contemplated by this Agreement, including the Mergers, are advisable, fair to and in the best interests of Parent and its stockholders, (B) declared it advisable to enter into this Agreement (C) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, (D) resolved to recommend that the holders of Parent Common Stock approve the Parent Share Issuance (the “Parent Recommendation”) and (E) directed that the Parent Share Issuance be submitted for consideration by Parent’s stockholders at a meeting thereof, (ii) the Board of Directors of Merger Sub I has (A) determined that the transactions contemplated by this Agreement, including the Mergers, are advisable, fair to and in the best interests of Merger Sub I and its sole shareholder, (B) approved the Mergers, on the terms and subject to the conditions set forth in this Agreement, (C) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers and (D) resolved to recommend that the sole shareholder of Merger Sub I adopt this Agreement and (iii) the Board of Directors of Merger Sub II has (A) determined that the transactions contemplated by this Agreement, including the Mergers, are advisable, fair to and in the best interests of Merger Sub II and its sole stockholder, (B) approved the Mergers, on the terms and subject to the conditions set forth in this Agreement, (C) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers and (D) resolved to recommend that the sole stockholder of Merger Sub II adopt this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Subs and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Subs and is enforceable against Parent and Merger Subs in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions.”
(k)    Section 4.17 is hereby amended and restated in its entirety to read as follows:
“Merger Subs. Each Merger Sub is a direct wholly owned subsidiary of Parent. As at the date of this Agreement, the authorized capital stock of Merger Sub I consists of 1,000 common shares, par value $0.0001 per share, all of which are validly issued and outstanding. The authorized capital stock of Merger Sub II consists of 1,000 common shares, par value $0.0001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of each Merger Sub is, and at the Effective Time will be, owned by Parent. There is no outstanding option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity securities of Merger Sub I or Merger Sub II. Since its date of incorporation, Merger Sub I has not, and prior to the Effective Time will not have, carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Mergers and the other transactions contemplated by this Agreement. Since its date of formation and incorporation, Merger Sub II has not, and prior to the effective time of the Subsequent Merger will not have, carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto and has, and prior to the effective time of the Subsequent Merger will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Mergers and the other transactions contemplated by this Agreement.”
(l)    The first sentence of Section 5.10(b) is hereby amended and restated in its entirety to read as follows:
“For not less than six years from and after the Effective Time, to the extent permitted by applicable Law, the certificate of incorporation and bylaws of the Surviving Company shall contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are currently set forth in the Company Organizational Documents.”
(m)    The term “Operating Agreement” shall be deleted from Section 8.15(b).

2.    All references to “this Agreement” in the Agreement shall mean the Agreement as amended by this Amendment. References in the Agreement to provisions “herein” or attachments “hereto” shall include the provisions of this Amendment.
3.    This Amendment, together with the Agreement and all exhibits and schedules thereto, and the Confidentiality Agreement, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof, and this Amendment is not intended to grant standing to any Person other than the parties hereto.
4.    This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect.
5.    The provisions of Article VIII of the Agreement shall apply to this Amendment mutatis mutandis unless otherwise modified herein.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Agreement and Plan of Merger to be duly executed by their respective authorized officers as of the day and year first above written.

CONCENTRIX CORPORATION

By: /s/ Andre S. Valentine
Name: Andre S. Valentine
Title: Chief Financial Officer

[Signature Page to Merger Agreement Amendment]

SYNNEX CORPORATION

By: /s/ Simon Y. Leung
Name: Simon Y. Leung
Title: Senior Vice President, General Counsel and Corporate Secretary

CONCENTRIX CVG CORPORATION

By: /s/ Simon Y. Leung
Name: Simon Y. Leung
Title: Senior Vice President, Legal

DELTA MERGER SUB I, INC.

By: /s/ Simon Y. Leung
Name: Simon Y. Leung
Title: Senior Vice President, Legal

[Signature Page to Merger Agreement Amendment]